EXTENTION TO LETTER OF INTENT DATED JULY 9, 2003

BETWEEN:
SKINVISIBLE PHARMACEUTICALS, INC.
a Nevada company ("SKV")

-and-

HEALTH FIRST DISTRIBUTORS NORTH AMERICA, INC.
referred to as ("HFNA")

RE:                       Acquisition of exclusive marketing rights to the antimicrobial hand sanitizer product identified as the Triclosan 1% formula manufactured by SKV, (the "Product")

1.     Product:
The product supplied by SKV to HFNA is an antimicrobial hand sanitizer product. This Letter of Intent deals only with this specific product and not to any other products manufactured by SKV now or in the future.

2.     Rights:
                                    The rights to be granted involve the exclusive marketing and distribution rights to this Product, for North America, Central America and South America (the "Territory"). SKV agrees that it will transfer and assign to HFNA any marketing contracts involving the Product within the Territory, if any, upon completion of a formal Licensing Agreement and payment as required and subject to certain terms and conditions, as identified herein.

                                    SKV also agrees to provide to HFNA, the research studies on the Product and its efficacy referred to in SKV’s existing marketing CD on the Product exclusively to HFNA as they relate to the Product. Subject to completion of a formal agreement and payment as described above, within the Territory these studies will only be provided to HFNA.

3.     Price/Payment:
                                    The price for the rights granted herein shall be One Million ($1,000,000) USD payable as follows:

                               a)  upon completion and signing of this Letter of Intent, HFNA agrees to pay to SKV a non-refundable deposit of

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                                    $100,000 USD; this non-refundable deposit is to paid no later than the close of business on July 31, 2003, in order for the parties to continue towards an agreement; and

                               b)   a further non-refundable payment of $100,000 on or before the 30 th day of November 2003; and

                               c)   the balance of $800,000.00 USD shall be payable on or before December 30, 2003. On or before November 30,
                                     2003 the parties shall agree upon the terms of a formal License Agreement;

                                In the event that payments are not made as set out or a mutual satisfactory formal agreement entered into within the time period set out, other than due to the fault of SKV, then SKV may, at its sole option terminate negotiations and retain, without claim or demand from HFNA, any deposits paid.

4.      Royalty:
                                In addition to the payments set out above HFNA agrees to pay SKV a royalty equal to five (5.0%) percent of Gross
                                Revenues received by HFNA in relation to the Product, whether directly or indirectly, during the term of any agreement. The royalty shall be calculated and paid quarterly. HFNA shall supply SKV with such documentation, including receipt and invoices as shall be reasonably necessary to allow SKV to confirm the accuracy of the royalty payment made. SKV shall have the right to audit the royalty payments and HFNA shall pay the cost of the audit only if results indicate that payments are less than 90% of what they should have been. Quarterly payments must be made no later than 30 days after the end of each quarter during the term of the agreement.

5.    Performance:
                                In order to maintain this agreement and the exclusivity granted herein, during the term of the agreement, HFNA must make quarterly payments that amount to at least $5,000 USD during the first quarter, at least $10,000 USD during the second quarter, $15,000 USD during the third quarter, at least $20,000 USD during the fourth quarter and at least $25,000 USD each quarter thereafter, whether by royalty or otherwise (top up payment). In the event of failure to make the quarterly payments, in full, and on time, SKV shall have the option either to (1) terminate the agreement upon notice; or (2) terminate the exclusivity of the agreement in which case the

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                                minimum quarterly royalty payment amount will also cease. Quarterly payments will not be cumulative.

6.    Conditions:
                                 HFNA acknowledges that it has used the Product for 7 months and is content with its efficacy and quality. Subject to review of same, HFNA agrees to accept an assignment of other marketing contracts relating to the Product already in existence.

7.     Patents:
                                  SKV represents and warrants that it holds a US patent for the Product, and that HFNA has reviewed the patent and is satisfied with its review. In addition, SKV advises that it has applied for Patent protection for the Polymers to the World International Property Organization for inclusive within the territory.

8.      Warranty:
                                  SKV agrees that it will continue to manufacture the Product for HFNA according to the quality standards presently in place and as stated in the present Certificate of Analysis relating to the Product. SKV may assign its manufacturing obligations to third parties who shall be bound by the same standards. The parties shall mutually agree to terms as to minimum order quantities, packaging and other details in relation to order and delivery of the
                                   Product.

9.      Arbitration:
                                  Any disagreements shall be referred to arbitration under the rules of the American Arbitration Association. If required the arbitration shall be dealt with by a sole arbitrator at Las Vegas, Nevada.

10.    Non-competition:
                                  During the term of the agreement, HFNA agrees not to sell, market or be involved with any other product competitive to the Product, without the prior written consent of SKV.

11.     Assignment:
                                  HFNA shall not be entitled to sell, transfer or assign its rights hereunder without the consent of SKV.

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12.     Investigation:
                                   Any information and documentation delivered by either party to the other shall will be treated as confidential except to the extent that (i) it was already known to that party or its representatives or available to that party on a non-
                                   confidential basis when received, (ii) it hereafter becomes lawfully obtainable from other sources; or (iii) it is disclosed by a party or its Principals in any document filed with any government agency or authority and available for public inspection.

13.     No Brokers:
                                  The parties acknowledge and agree that they will each be responsible for any fees or expenses of any broker retained by them or on their behalf.

14.      Expenses:
                                  Each party shall bear its own costs and expenses (including all legal, accounting, investment banking and other costs) with respect to this transaction, whether the transaction is consummated or not, and the Agreement shall so provide.

15.      Exclusivity:
                                  Unless negotiations between HFNA and SKV are terminated (it being understood that SKV will not unilaterally terminate negotiations prior to November 30, 2003 as long as HFNA is proceeding expeditiously and in good faith),
                                  SKV agrees not to solicit, negotiate, act upon or entertain in any way an offer from any other person or entity to acquire any rights in or to the Product for the Territory without notice to HFNA of such inquiry or interest.

16.      Confidentiality:
                                   Except as required by law including a SKV Press Release the parties agree in connection with ongoing due diligence, this Letter will be kept strictly confidential, and neither party, nor its affiliates, shall disclose HFNA’s interest in the potential acquisition, or any of the terms and conditions thereof. To the extent that disclosure becomes legally required, HFNA or SKV, as the case may be, shall be notified promptly before the required disclosure is made.

17.       Non-Enforceability Termination:

                                   Except for the obligations of HFNA for the payments set out herein, neither this Letter of Intent nor any past or future

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                                    conduct of the parties hereto, their affiliates, agents or representatives (other than the execution and delivery of the definitive exclusive License Agreement) shall be deemed to constitute a binding or enforceable agreement. Without limiting the generality of the foregoing, HFNA and SKV each agree on behalf of themselves and their affiliates not to institute or maintain any claims or proceedings which seek to establish, or which are otherwise based upon an assertion, that any such contractual relationship exists, except pursuant to the definitive Licensing Agreement if finalized, negotiated, executed and delivered by the parties.

If the terms and conditions set forth above are acceptable to you, please so indicate by signing one copy of this letter below and returning it to the undersigned.

Yours truly,

SKINVISIBLE PHARMACEUTICALS, INC.

/s/ Terry Howlett
_______________________________

Agreed and Accepted:

Date: ________Oct 29 / 03_________________

HEALTH FIRST DISTRIBUTORS NORTH AMERICA, INC.

/s/ L. Vallon
______________________________

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Addendum

  US Patent
  PCT Patent Application
  Product Price List
  Certificate of Analysis
  US Monograph – email
  Canada Monograph –email
  Canada DIN
  Distribution Agreement – Crosbie Kennedy Nasmark
  Approved Canada Label